                                                                     EXHIBIT F

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13D and agrees that this Schedule 13D is filed on its behalf.

Dated:  March 8, 1999




                                  By:  /s/  Steve Y. Kim
                                     -------------------------------------------
                                     Name:  Steve Y. Kim




                                  By:  /s/  Yuri Pikover
                                     -------------------------------------------
                                     Name:  Yuri Pikover